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                                                                EXHIBIT 10.13(b)

                                CO-SALE AGREEMENT


                  THIS CO-SALE AGREEMENT (the "Co-Sale Agreement") is entered into as of November __, 2000, by and among Advanced Material Sciences, Inc., a Delaware corporation (the "Company"), CombiMatrix Corporation, a Delaware corporation ("CombiMatrix") and Acacia Research Corporation, a Delaware corporation ("Acacia"; together with CombiMatrix, the "Investors" each of which is herein referred to as an "Investor".)

                                    RECITALS

                  WHEREAS, the Company and the Investors are acquiring the Common Stock of the Company (the "Common Stock");

                  WHEREAS, the rights and obligations granted in this Co-Sale Agreement are a condition to the effectiveness of the acquisition of such Common Stock;

                  NOW, THEREFORE, the parties agree as follows:

         1. Definitions. For purposes of this Co-Sale Agreement, the following terms shall have the following meanings.

                  1.1 "Act" means the Securities Act of 1933, as amended.

                  1.2 "Common Stock" means the common stock, par value $.001 per share, of the Company.

                  1.3 "Common Stock Equivalents" means and includes all shares of Common Stock issued and outstanding at the relevant time plus (i) all shares of Common Stock that may be issued upon exercise of any options, warrants and other rights of any kind that are then exercisable, and (ii) all shares of Common Stock that may be issued upon conversion or exchange of any convertible securities which are by their terms then convertible into or exchangeable for Common Stock, including without limitation, preferred stock.

         2. Investors' Right of First Offer. Before any Common Stock owned by any Investor may be Transferred (as defined hereinafter), the other Investor shall have a right of first offer with respect to such Common Stock, all on the terms and conditions set forth in this Section 2.

                  Each time an Investor proposes to sell, transfer or otherwise dispose of Common Stock other than to any wholly owned subsidiary or parent of, or to any corporation that is, within the meaning of the Act, controlling, controlled by or under common control with, any such investor, in the case of a limited liability company, to its members, or gift transfers to its family members or one or more trusts for the benefit of the foregoing (in each case a "Transfer"), that Investor (the "Transferring Investor") shall first make an offering of Common Stock to the other Investor (the "Other Investor") in accordance with the following provisions:
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                  (a) The Transferring Investor shall provide notice (an
"Investor Transfer Notice") to the Other Investor stating (i) its bona fide intention to Transfer such Common Stock, (ii) the number of such Common Stock shares proposed to be Transferred (the "Offered Stock"), (iii) the name of each proposed transferee, and (iv) the cash price or other consideration (including the cash equivalent value of any non-cash consideration) per share for which the Transferring Investor proposes to transfer the Offered Stock (the "Offered Price").

                  (b) By written notification received by the Other Investor within ten (10) calendar days of the mailing of the Investor Transfer Notice, the Other Investor may elect to purchase or obtain, at the price and on the terms specified in the Investor Transfer Notice, all of the Offered Stock.

                  (c) If all Offered Stock which the Other Investor is entitled to obtain pursuant to subsection 2(b) is not elected to be obtained, the Transferring Investor may, during the sixty (60) day period following the expiration of the period provided in subsection 2(b) hereof, offer the Offered Stock to any person or persons, subject to Section 3 hereof, at a price not less than, and upon terms no more favorable to the offeree than those specified in the Investor Transfer Notice. If the Transferring Investor does not enter into an agreement for the sale of the Common Stock within such period, or if such agreement is not consummated within ninety (90) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Stock shall not be transferred unless first reoffered to the Other Investor in accordance herewith.

                  (d) The right of first offer set forth in this Section 2 shall terminate upon the completion of an underwritten public offering of shares of Common Stock of the Company (a "Qualified Public Offering").

                  (e) Any attempt by an Investor to transfer Common Stock in violation of Section 2 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

         3. Rights of Co-Sale

                  3.1 Investors' Rights. If the Other Investor does not fully exercise its right of first offer pursuant to Section 2(b) hereof, such Other Investor shall have a right of co-sale with respect to the sale of any Common Stock owned by the Transferring Investor, all on the terms and conditions set forth in this Section 3.

                  3.2 Notice of Proposed Transfer. Before a Transferring Investor may transfer its shares of Common Stock and after the Other Investor has elected not to fully exercise its right of first offer pursuant to Section 2, such Transferring Investor shall provide notice (a "Transferring Investor Notice") to the Other Investor stating (i) its bona fide intention to Transfer such Common Stock, (ii) the number of shares of Offered Stock, (iii) the name of each proposed transferee, and (iv) the Offered Price.




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                  3.3 Right of Co-Sale.

                  (a) Exercise of Right of Co-Sale. The Other Investor shall have the right to participate in the Transferring Investor's transfer of the Offered Stock to the proposed transferee pursuant to the specified terms and conditions of the Transfer as set forth in the Transferring Investor Notice and in accordance with the terms and conditions of the Transfer as set forth in this
Section 3.3 (the "Right of Co-Sale"). For purposes of the preceding sentence, the participation of the Other Investor shall be on the same terms as the Transferring Investor. To the extent the Other Investor exercises his, her or its Right of Co-Sale, the number of shares of Offered Stock that the Transferring Investor may transfer pursuant to the Transferring Investor Notice shall be correspondingly reduced. The Other Investor shall be responsible for its pro rata share of the reasonable fees and expenses of the Transferring Investor relating to the negotiation of the transaction. The Right of Co-Sale of the Other Investor shall be subject to the following terms and conditions:

                           (i) The Other Investor may transfer all or any part
of such Investor's Common Stock that is not in excess of the number obtained by multiplying the aggregate number of shares of Common Stock constituting the Offered Stock by a fraction (A) the numerator of which is the number of shares of such Investor's Common Stock, and (B) the denominator of which is the total number of Common Stock Equivalents then owned by the Investors and investors, if any, who are parties to any other co-sale agreement with the Company and the Investors which is in existence at the time of the Transfer.

                           (ii) By written notice received by the Company within
fifteen (15) calendar days of the mailing of the Transferring Investor Notice by the Transferring Investor to the Company, the Other Investor may effect its election to participate in the transfer subject to this Section 3.3. Such written notice shall contain the Other Investor's election to participate in the Transfer of the Offered Stock setting forth the number and type of shares that the Other Investor elects to include in the Transfer, accompanied by one or more certificates or other documentation, properly endorsed for transfer, representing those shares (if the Other Investor so elects, then such Other Investor shall be referred to in this Co-Sale Agreement as a "Participant"). The Company shall keep the Transferring Investor promptly informed at all times as to the Other Investor's election to participate.

                  (b) Delivery of Stock Certificates and Proceeds. Upon the closing of the Transfer subject to this Section 3.3, the stock certificate(s) or other documentation representing the Common Stock to be transferred shall be transferred and delivered to the investor or transferee pursuant to the terms and conditions specified in the Transferring Investor Notice, and there shall be promptly thereafter remitted to the Participant that portion of the proceeds from the Transfer to which it is entitled by reason of participating in the Transfer.

                  3.4 Offering Investor's Right to Transfer. The Transferring Investor may transfer that portion of the Offered Stock permitted to be transferred by the Transferring Investor, after application of the Right of Co-Sale contained in Section 3.3 hereof, to any person named as an investor or other transferee in the Transferring Investor Notice, at the Offered Price, provided that the transfer (i) is consummated within ninety (90) days after the date of the



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Transferring Investor Notice and (ii) is in accordance with all the terms of this Co-Sale Agreement. If the Offered Stock is transferred in accordance with the terms and conditions of this Co-Sale Agreement, then the transferee(s) of the Offered Stock shall thereafter hold the Offered Stock free of this Co-Sale Agreement and the Right of Co-Sale set forth herein. If the Offered Stock is not so transferred during such ninety (90) day period, then the Transferring Investor shall not transfer any of the Offered Stock without complying again in full with the provisions of this Co-Sale Agreement.

                  3.5 Effect of Prohibited Transfer. In the event an Investor should sell any Common Stock in contravention of the co-sale rights of the other Investor under this Co-Sale Agreement (such an investor a "Violating Investor"; such a transaction a "Prohibited Transfer"), the other Investor, in addition to all other remedies available at law, in equity or hereunder, shall have the put option provided below, and the Violating Investor shall be bound by the applicable provisions of that option. Any attempt by a Violating Investor to transfer Common Stock in violation of Section 3 hereof shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of a majority in interest of the Investors.

                  3.6 Put Option. Notwithstanding Section 3.5 hereof, in the event of a Prohibited Transfer, the other Investor shall have the right to sell to the Violating Investor the type and number of shares of Common Stock equal to the number of shares such Investor would have been entitled to sell to the Violating Investor or transferee under Section 3.3 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. This sale shall be made on the following terms and conditions:

                  (a) The price per share at which the Common Stock is to be sold to the Violating Investor shall be equal to the price per share (on an as-converted basis) paid by the transferee to the Violating Investor in the Prohibited Transfer. The Violating Investor shall also reimburse the other Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor's rights under Section 3.

                  (b) Within ninety (90) days after the later of the dates on which the other Investor (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, the other Investor, if exercising the option created hereby, shall deliver to the Violating Investor the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

                  (c) The Violating Investor shall, upon receipt of the certificate or certificates for the shares to be sold by the Investor pursuant to this Section 3.6, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.6(a), in cash or by other means acceptable to the other Investor.




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         4. Exceptions, Termination.

                  4.1 Exceptions. Notwithstanding anything in this Co-Sale Agreement to the contrary, the Right of Co-Sale set forth in this Co-Sale Agreement shall not apply to any Transfer or series of Transfers of Common Stock by an Investor (i) pursuant to a reorganization or merger of the Company with or into any other corporation or entity, or a sale of all or substantially all of the assets of the Company, in which the Investors in the aggregate own immediately after such transaction less than 50% of the voting equity securities of the surviving entity, (ii) pursuant to the winding up and dissolution of the Company or (iii) in connection with a Qualified Public Offering.

                  4.2 Termination of Rights. The Right of Co-Sale set forth herein shall terminate upon the earlier to occur of (i) the closing of a Qualified Public Offering, or (ii) the date on which this Co-Sale Agreement is terminated by a written agreement to such effect executed by the Company and holders of at least seventy five percent (75%) of the shares of Common Stock then held by the Investors.

         5. Restrictive Legend and Stop-Transfer Orders.

                  5.1 Legend. The Investors understand and agree that the Company shall cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Common Stock:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN A CO-SALE AGREEMENT ENTERED INTO BY THE ORIGINAL HOLDER OF THESE SHARES, THE COMPANY AND OTHER PERSONS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES UNDER SOME CIRCUMSTANCES.

                  5.2 Stop Transfer Instructions. The Investors agree, to ensure compliance with the restrictions referred to herein, that the Company may issue appropriate "stop transfer" certificates or instructions with respect to the Common Stock and that, the Company may make appropriate notations to the same effect in its records.

         6. Miscellaneous Provisions.

                  6.1 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Co-Sale Agreement to any party by any of the other parties shall be in writing and shall be deemed to have been duly given when (a) delivered in person, (b) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (c) five (5) days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made or (d) in the case of notice sent by telecopy, on the date of dispatch, provided that the report generated by the sender's telecopy machine shows that all pages of such



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notice or other communication were properly transmitted to each recipient's telecopy number. Any notice or other communication given hereunder shall be addressed to the Company, at its principal offices as set forth below or to the Investors at their addresses indicated on the signature page hereto.

                  6.2 Binding on Successors and Assigns. This Co-Sale Agreement, and the rights and obligations of the parties hereunder, shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives.

                  6.3 Severability. If one or more of the provisions of this Co-Sale Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Co-Sale Agreement, and such invalid, illegal or unenforceable provision shall be enforced to the extent permissible.

                  6.4 Amendment. Any amendment, modification or waiver of this Co-Sale Agreement shall be effective only with the written consent of (i) Investors holding more than seventy five percent (75%) of the then outstanding Common Stock, and (ii) the Company; provided, however, that any person may waive, reduce or release (in whole or in part) any of its rights hereunder without the consent of any other parties hereto. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by a duly authorized representative of such party.

                  6.5 Governing Law. This Co-Sale Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to choice of conflict of laws) of the State of Delaware. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Co-Sale Agreement shall be adjudicated before a court located in Wilmington, Delaware and they hereby submit to the exclusive jurisdiction of the courts of the State of Delaware located in Wilmington, Delaware and of the federal courts in the State of Delaware with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Co-Sale Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Section 6.1 or such other address as each party shall furnish in writing to the other parties.

                  6.6 Obligations of Company. The Company agrees to use its best efforts to enforce and abide by the terms of this Co-Sale Agreement, to inform the Investors of any breach hereof (to the extent the company has knowledge thereof) and to assist the Investors in the exercise of their rights hereunder.

                  6.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Co-Sale Agreement, the prevailing party shall be entitled to reasonable



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attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  6.8 Counterparts. This Co-Sale Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  6.9 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

                  6.10 Entire Agreement. This Co-Sale Agreement, together with the exhibit hereto, constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect to such subject matter.



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                  IN WITNESS WHEREOF, the parties hereto have executed this
Co-Sale Agreement as of the date first written above.

                                   ADVANCED MATERIAL SCIENCES, INC.,
                                   a Delaware corporation


                                   By:
                                       -----------------------------------------


                                   Address:



                                   INVESTORS:

                                   ACACIA RESEARCH CORPORATION, a
                                   Delaware corporation


                                   By:
                                      ------------------------------------------

                                   Address:



                                   COMBIMATRIX CORPORATION, a Delaware
                                   corporation


                                   By:
                                      ------------------------------------------

                                   Address:





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